Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Reports 2011 Third Quarter Results

• Four states successfully converted to legacy operating systems
• All 13 acquired property states successfully converted to legacy financial systems
• $18 million increase in sequential synergy cost savings
• 47% operating cash flow margin, as adjusted
• Dividend payout ratio of 71% of free cash flow
• 126,000 new households with broadband availability
• 16,200 net new high-speed internet subscribers

Stamford, CT, November 3, 2011 — Frontier Communications Corporation (NYSE:FTR) today reported third-quarter 2011 revenue of $1,290.9 million, operating income of $180.3 million and net income attributable to common shareholders of Frontier of $20.4 million, or $0.02 per share. After excluding $67.4 million for acquisition and integration costs, $3.6 million for severance and early retirement costs and $14.0 million for the reversal of uncertain tax positions, net income attributable to common shareholders of Frontier for the third quarter of 2011 would have been $50.2 million, or $0.05 per share.

“Frontier’s third quarter showed the strongest level of broadband growth since we closed on our acquisition last year,” said Maggie Wilderotter, Chairman & CEO of Frontier Communications.  “In total, we’ve brought broadband to 592,000 new homes while removing $496 million of annualized costs.  We also recently completed our largest successful conversion of the acquired property operating systems onto Frontier’s legacy platform, which will further enhance our marketing, streamline our operations and increase our cost saving opportunities.  Frontier is committed to profitable expansion of broadband to our mostly rural communities, and we’re focused on enhancing revenues to protect our stable dividend.”

Revenue for the third quarter of 2011 was $1,290.9 million as compared to $1,322.3 million in the second quarter of 2011 and $1,403.0 million in the third quarter of 2010.  The decrease in revenue for the third quarter of 2011 as compared to the third quarter of 2010 is attributable to decreases in the number of residential and business customers, switched access, video and directory revenue.

At September 30, 2011, the Company had 3,174,900 residential customers and 319,400 business customers. The Company grew its high-speed internet customers by 16,200 during the third quarter of 2011, which includes a net loss of 3,100 FiOS data customers. The Company had 1,754,800 high-speed internet customers at September 30, 2011. The Company had net additions of  2,300 video customers during the third quarter of 2011, which includes 12,200 net additions of satellite TV customers and a net loss of 9,900 FiOS video customers.  The Company had 556,600 video customers at September 30, 2011.

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Network access expenses and other operating expenses for the third quarter of 2011 were $691.3 million as compared to $704.7 million in the second quarter of 2011 and $750.5 million in the third quarter of 2010.  Other operating expenses included severance and early retirement costs of $3.6 million in the third quarter of 2011, $11.0 million in the second quarter of 2011 and $6.9 million in the third quarter of 2010.

Depreciation and amortization for the third quarter of 2011 was $351.9 million as compared to $359.0 million in the second quarter of 2011 and $339.9 million in the third quarter of 2010.

Acquisition and integration costs of approximately $67.4 million ($0.04 per share after tax) were incurred and expensed during the third quarter of 2011, as compared to approximately $20.3 million ($0.01 per share after tax) in the second quarter of 2011 and $78.5 million ($0.05 per share after tax) in the third quarter of 2010, in connection with our acquisition of the acquired properties. The costs in the third quarter of 2011 were incurred in connection with our recent successful conversion of various states onto our platform of system applications and other ongoing network integration work.

Operating income for the third quarter of 2011 was $180.3 million and operating income margin was 14.0 percent as compared to operating income of $238.3 million and operating income margin of 18.0 percent in the second quarter of 2011 and operating income of $234.0 million and operating income margin of 16.7 percent in the third quarter of 2010. After excluding $67.4 million and $100.9 million for acquisition and integration costs, and $3.6 million and $14.6 million for severance and early retirement costs, operating income and operating income margin for the three months ended September 30, 2011 would have been $251.3 million and 19.5 percent, respectively, and for the nine months ended September 30, 2011 would have been $784.7 million and 19.8 percent, respectively.  After excluding acquisition and integration costs and severance and early retirement costs for the comparable periods of 2010, operating income and operating income margin for the three months ended September 30, 2010 would have been $319.5 million and 22.8 percent, respectively, and for the nine months ended September 30, 2010 would have been $665.8 million and 27.3 percent, respectively.

Interest expense for the third quarter of 2011 was $165.8 million as compared to $166.6 million in the third quarter of 2010, a $0.9 million decrease.

Income tax expense for the third quarter of 2011 was a $(6.9) million benefit as compared to a $40.4 million expense in the third quarter of 2010, a $47.3 million decrease.  Income taxes for the third quarter of 2011 reflect lower taxable income and the reversal of uncertain tax positions of $14.0 million.  In the third quarter of 2010, Frontier reduced certain deferred tax assets of approximately $12 million related to transaction costs (in connection with our acquisition of the acquired properties) which were not tax deductible.  Prior to the closing of the transaction, these costs were deemed to be tax deductible as the transaction had not yet been successfully completed.

Net income attributable to common shareholders of Frontier was $20.4 million, or $0.02 per share, as compared to $29.0 million, or $0.03 per share, in the third quarter of 2010.  The third quarter of 2011 includes acquisition and integration costs of $67.4 million and severance and early retirement costs of $3.6 million (combined impact of $43.8 million or $0.04 per share after tax).  The third quarter 2011 decrease is primarily the result of reduced operating income, partially offset by the benefit of lower income taxes, as discussed above.

Capital expenditures were $266.2 million for the third quarter of 2011 and $699.2 million for the first nine months of 2011, including $43.7 million for the third quarter of 2011 and $62.6 million for the first nine months of 2011 related to integration activities.

Operating cash flow, as adjusted and defined by the Company in the attached Schedule B, was $609.2 million for the third quarter of 2011 resulting in an operating cash flow margin of 47.2 percent.  Operating cash flow, as reported, of $532.2 million has been adjusted to exclude $67.4 million of acquisition and integration costs, $6.0 million of non-cash pension and other postretirement benefit costs, and $3.6 million of severance and early retirement costs for the third quarter of 2011.

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Free cash flow, as defined by the Company in the attached Schedule A, was $263.9 million for the third quarter of 2011 and $748.1 million for the first nine months of 2011.  The Company’s dividend represents a payout of 71 percent of free cash flow for the third quarter of 2011 and 75 percent of free cash flow for the first nine months of 2011.

On October 14, 2011, the Company completed a bank financing for a $575 million senior unsecured amortizing term loan maturing October 14, 2016.  Proceeds were used to repay in full the remaining outstanding principal on three debt facilities (Frontier’s $200 million Rural Telephone Financing Cooperative term loan maturing October 24, 2011, its $143 million CoBank term loan maturing December 31, 2012, and its $130 million CoBank term loan maturing December 31, 2013) and the remaining proceeds will be used for general corporate purposes.

This financing substantially satisfies maturities through 2012 and enables the Company to retain strong liquidity through its existing, undrawn $750 million revolving credit facility.

Pro Forma Information
As a convenience to investors, the Company furnished today on a Current Report on Form 8-K unaudited pro forma combined historical financial and operating data for the Company, including financial and operating data for the acquired properties, updated to reflect the actual financial and operating data for the third quarter of 2011.

The Company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow and operating cash flow.  A reconciliation of the differences between free cash flow and operating cash flow and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under GAAP and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs.  The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations.  In addition, the Company believes that free cash flow and operating cash flow, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.  The Company has shown adjustments to its financial presentations to exclude: $67.4 million, $20.3 million and $78.5 million of acquisition and integration costs in the quarters ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively, and $100.9 million and $125.9 million of acquisition and integration costs in the first nine months of 2011 and 2010, respectively; $6.0 million, $5.3 million and $12.1 million of non-cash pension and other postretirement benefit costs in the quarters ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively, and $22.5 million and $24.2 million of non-cash pension and other postretirement benefit costs in the first nine months of 2011 and 2010, respectively; and $3.6 million, $11.0 million and $6.9 million of severance and early retirement costs in the quarters ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively, and $14.6 million and $7.7 million of severance and early retirement costs in the first nine months of 2011 and 2010, respectively, because investors have indicated to management that such adjustments are useful to them in assessing the Company and its results of operations.

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Management uses these non-GAAP financial measures to (i) assist in analyzing the Company’s underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions.  Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures.

These non-GAAP financial measures have certain shortcomings.  In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure.  Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure.  Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures.  The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.

Conference Call and Webcast
The Company will host a conference call today at 9:00 A.M. Eastern Time.  In connection with the conference call and as a convenience to investors, the Company furnished today on a Current Report on Form 8-K certain materials regarding third quarter 2011 results.  The conference call will be Webcast and may be accessed at:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=66508&eventID=4198792

A telephonic replay of the conference call will be available for one week beginning at 12:00 P.M. Eastern time, November 3, 2011 via dial-in at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 8783434.  A Webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications
Frontier Communications Corporation (NYSE: FTR) offers voice, High-Speed Internet, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for small businesses and home offices, and advanced business communications for medium and large businesses in 27 states and with approximately 15,250 employees based entirely in the USA. More information is available at www.frontier.com and www.frontier.com/ir.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of management’s views and assumptions regarding future events and business performance.  Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  These risks and uncertainties are based on a number of factors, including but not limited to:  our ability to successfully integrate the operations and systems of the Acquired Business into Frontier’s existing operations and systems; the risk that the growth opportunities and cost synergies from the Transaction may not be fully realized or may take longer to realize than expected; our indemnity obligation to Verizon for taxes which may be imposed upon them as a result of changes in ownership of our stock may discourage, delay or prevent a third party from acquiring control of us during the two-year period ending July 2012 in a transaction that stockholders might consider favorable; the effects of increased expenses incurred due to activities related to the integration of the Acquired Business; following the latest system conversions, the remaining nine states of the Acquired Business continue to operate on systems acquired in the Transaction, which could experience unplanned interruptions that may impact our operations; our ability to maintain relationships with customers, employees or suppliers; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product or service offerings and the risk that we will not respond on a timely or profitable basis; reductions in the number of our access lines that cannot be offset by increases in High-Speed Internet (HSI) subscribers and sales of other products and services; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, or changes in the enforcement or interpretation of such legislation and regulation; the effects of any unfavorable outcome with respect to any current or future legal, governmental or regulatory proceedings, audits or disputes; the effects of changes in the availability of federal and state universal funding to us and our competitors; the effects of competition from cable, wireless and other wireline carriers; our ability to adjust successfully to changes in the communications industry and to implement strategies for growth; continued reductions in switched access revenues as a result of regulation, competition or technology

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substitutions; our ability to effectively manage service quality in our territories and meet mandated service quality metrics; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to customers; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulations; our ability to effectively manage our operations, operating expenses and capital expenditures, and to repay, reduce or refinance our debt; the effects of changes in both general and local economic conditions on the markets that we serve, which can affect demand for our products and services, customer purchasing decisions, collectability of revenues and required levels of capital expenditures related to new construction of residences and businesses; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, retiree and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; the effects of state regulatory cash management practices that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; our ability to successfully renegotiate union contracts expiring in 2011 and thereafter; changes in pension plan assumptions and/or the value of our pension plan assets, which would require us to make increased contributions to the pension plan in 2012 and beyond; the effects of customer bankruptcies and home foreclosures, which could result in difficulty in collection of revenues and loss of customers; adverse changes in the credit markets or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability, or increase the cost, of financing; limitations on the amount of capital stock that we can issue to make acquisitions or to raise additional capital until July 2012; our ability to pay dividends on our common shares, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes and liquidity; and  the effects of severe weather events such as hurricanes, tornados, ice storms or other natural or man-made disasters.  These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings.  We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

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INVESTOR CONTACTS:		MEDIA CONTACT:
David Whitehouse	Gregory Lundberg	Brigid Smith
SVP & Treasurer	Assistant Treasurer, Investor Relations	AVP Corporate Communications
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@FTR.com	greg.lundberg@FTR.com	brigid.smith@FTR.com

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TABLES TO FOLLOW

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Frontier Communications Corporation
Consolidated Financial Data

	For the quarter ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,
(Amounts in thousands, except per share amounts)	2011	2011	2010	2011	2010

Income Statement Data
Revenue	$ 1,290,939	$ 1,322,255	$1,402,968	$ 3,959,891	$ 2,438,954

Network access expenses	119,941	126,629	136,373	397,854	243,055
Other operating expenses (1)	571,388	578,096	614,123	1,729,824	996,797
Depreciation and amortization	351,907	358,986	339,894	1,062,150	540,917
Acquisition and integration costs (2)	67,412	20,264	78,533	100,899	125,867
Total operating expenses	1,110,648	1,083,975	1,168,923	3,290,727	1,906,636

Operating income	180,291	238,280	234,045	669,164	532,318
Investment and other income (loss), net	836	(382)	2,604	10,039	19,891
Interest expense	165,755	166,864	166,607	500,034	354,362
Income before income taxes	15,372	71,034	70,042	179,169	197,847
Income tax expense (benefit) (2)	(6,948)	37,190	40,358	66,809	88,752
Net income (2)	22,320	33,844	29,684	112,360	109,095
Less: Income attributable to the noncontrolling
interest in a partnership	1,925	1,583	689	4,993	2,414
Net income attributable to common shareholders
of Frontier (2)	$ 20,395	$ 32,261	$28,995	$ 107,367	$ 106,681

Weighted average shares outstanding	990,259	989,357	988,945	989,725	581,869

Basic net income per share attributable to
common shareholders of Frontier (2) (3)	$ 0.02	$ 0.03	$0.03	$ 0.11	$ 0.18

Other Financial Data
Capital expenditures - Business operations	$ 222,530	$ 210,505	$159,010	$ 636,569	$ 252,360
Capital expenditures - Integration activities	43,655	13,408	15,583	62,641	77,936
Operating cash flow, as adjusted (4)	609,162	633,770	671,482	1,869,369	1,230,984
Free cash flow (4)	263,869	231,431	339,064	748,072	625,314
Dividends paid	186,588	186,610	186,336	559,803	343,042
Dividend payout ratio (5)	71%	81%	55%	75%	55%

(1)
Includes severance and early retirement costs of $3.6 million, $11.0 million and $6.9 million for the quarters ended September 30, 2011, June 30, 2011, and September 30, 2010, respectively, and $14.6 million and $7.7 million for the nine months ended September 30, 2011 and 2010, respectively.

(2)
Reflects acquisition and integration costs of $67.4 million ($41.6 million or $0.04 per share after tax), $20.3 million ($12.6 million or $0.01 per share after tax) and $78.5 million ($49.1 million or $0.05 per share after tax) for the quarters ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively. Basic net income per share attributable to common shareholders of Frontier, as adjusted to exclude acquisition and integration costs, severance and early retirement costs, the reversal of uncertain tax positions of $14.0 million ($0.01 per share after tax) in the third quarter of 2011 and a $10.5 million discrete tax item ($0.01 per share after tax) in the second quarter of 2011, was $0.05 per share, $0.06 per share and $0.08 per share for the quarters ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively. Reflects acquisition and integration costs of $100.9 million ($62.3 million or $0.06 per share after tax) and $125.9 million ($78.7 million or $0.13 per share after tax) for the nine months ended September 30, 2011 and 2010, respectively. Basic net income per share attributable to common shareholders of Frontier, as adjusted to exclude acquisition and integration costs, severance and early retirement costs, the reversal of uncertain tax positions of $14.0 million ($0.01 per share after tax) in the third quarter of 2011 and a $10.5 million discrete tax item ($0.01 per share after tax) in the second quarter of 2011, was $0.17 per share and $0.32 per share for the nine months ended September 30, 2011 and 2010, respectively.

(3)	Calculated based on weighted average shares outstanding.
(4)	Reconciliations to the most comparable GAAP measures are presented in Schedules A and B at the end of these tables.
(5)	Represents dividends paid divided by free cash flow, as defined in Schedule A.

Frontier Communications Corporation
Consolidated Financial and Operating Data

	For the quarter ended			For the nine months ended
	September 30,	June 30,	September 30,	September 30,
(Amounts in thousands, except operating data)	2011	2011	2010	2011	2010 (1)

Selected Income Statement Data
Revenue
Local and long distance services	$605,593	$617,744	$688,421	$1,858,451	$1,135,283
Data and internet services	457,934	461,599	453,072	1,378,060	782,789
Other	79,379	85,067	93,185	251,281	183,521
Customer revenue	1,142,906	1,164,410	1,234,678	3,487,792	2,101,593
Switched access and subsidy	148,033	157,845	168,290	472,099	337,361
Total revenue	$1,290,939	$1,322,255	$1,402,968	$3,959,891	$2,438,954

Other Financial and Operating Data
Revenue:
Residential	$555,612	$571,522	$630,294	$1,711,845	$1,071,624
Business	587,294	592,888	604,384	1,775,947	1,029,969
Customer revenue	1,142,906	1,164,410	1,234,678	3,487,792	2,101,593
Switched access and subsidy	148,033	157,845	168,290	472,099	337,361
Total revenue	$1,290,939	$1,322,255	$1,402,968	$3,959,891	$2,438,954

Residential customer metrics:
Customers	3,174,915	3,251,959	3,538,095	3,174,915	3,538,095
Revenue	$555,612	$571,522	$630,294	$1,711,845	$1,071,624
Products per residential customer (2)	2.44	2.40	2.26	2.44	2.26
Average monthly residential revenue per customer	$57.63	$57.81	$58.43
Customer monthly churn	1.72%	1.66%	1.88%
Percent of customers on price protection plans
- Frontier Legacy	62.0%	60.5%	57.6%	62.0%	57.6%

Business customer metrics:
Customers	319,379	326,763	354,233	319,379	354,233
Revenue	$587,294	$592,888	$604,384	$1,775,947	$1,029,969
Average monthly business revenue per customer	$605.95	$598.73	$565.06

Access line metrics:
Residential	3,344,758	3,428,911	3,735,160	3,344,758	3,735,160
Business	2,029,101	2,060,951	2,135,752	2,029,101	2,135,752
Total access lines	5,373,859	5,489,862	5,870,912	5,373,859	5,870,912

Average monthly total revenue per access line	$79.22	$79.42	$78.73
Average monthly customer revenue per access line	$70.14	$69.94	$69.29

Employees	15,254	14,930	14,758	15,254	14,758
High-Speed Internet (HSI) subscribers (3)	1,754,842	1,738,670	1,711,911	1,754,842	1,711,911
Video subscribers	556,552	554,218	515,641	556,552	515,641
Switched access minutes of use (in millions)	4,626	4,785	5,346	14,412	9,444

(1)
Other financial and operating data for the nine months ended September 30, 2010 includes Frontier legacy operations on a historical basis for the first nine months of 2010 and the Acquired Business on a historical basis only for the third quarter of 2010.

(2)
Products per residential customer: primary residential voice line, HSI and video products have a value of 1. Long distance, Frontier Secure, second lines, feature packages and dial-up have a value of 0.5.

(3)	Revised from the previously disclosed amounts to include wireless data customers.

Frontier Communications Corporation
Condensed Consolidated Balance Sheet Data

(Amounts in thousands)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$205,817	$251,263
Accounts receivable, net	527,395	568,308
Other current assets	236,534	308,848
Total current assets	969,746	1,128,419

Restricted cash	161,065	187,489
Property, plant and equipment, net	7,630,515	7,590,614
Other assets - principally goodwill	8,732,441	8,983,708
Total assets	$17,493,767	$17,890,230

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$43,763	$280,002
Accounts payable and other current liabilities	1,124,379	1,159,355
Total current liabilities	1,168,142	1,439,357

Deferred income taxes and other liabilities	3,397,956	3,257,516
Long-term debt	8,151,081	7,983,614
Equity	4,776,588	5,209,743
Total liabilities and equity	$17,493,767	$17,890,230

Frontier Communications Corporation
Consolidated Cash Flow Data

(Amounts in thousands)
	For the nine months ended September 30,
	2011	2010

Cash flows provided by (used in) operating activities:
Net income	$112,360	$109,095
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization expense	1,062,150	540,917
Stockbased compensation expense	10,729	9,930
Pension/OPEB costs	22,515	24,224
Other non-cash adjustments	(3,320)	5,866
Deferred income taxes	20,219	10,092
Change in accounts receivable	16,162	(13,356)
Change in accounts payable and other liabilities	(36,458)	166,398
Change in other current assets	68,297	33,004
Net cash provided by operating activities	1,272,654	886,170

Cash flows provided from (used by) investing activities:
Capital expenditures - Business operations	(636,569)	(252,360)
Capital expenditures - Integration activities	(62,641)	(77,936)
Cash transferred to escrow	-	(115,000)
Cash paid for the Acquired Business (net of cash acquired)	-	(82,560)
Other assets purchased and distributions received, net	22,236	(1,728)
Net cash used by investing activities	(676,974)	(529,584)

Cash flows provided from (used by) financing activities:
Long-term debt payments	(78,990)	(6,286)
Financing costs paid	-	(12,431)
Dividends paid	(559,803)	(343,042)
Repayment of customer advances for construction,
distributions to noncontrolling interests and other	(2,333)	(2,455)
Net cash used by financing activities	(641,126)	(364,214)

Decrease in cash and cash equivalents	(45,446)	(7,628)
Cash and cash equivalents at January 1,	251,263	358,693

Cash and cash equivalents at September 30,	$205,817	$351,065

Cash paid during the period for:
Interest	$447,645	$299,158
Income taxes (refunds)	$(16,247)	$4,042

						Schedule A
Frontier Communications Corporation
Reconciliation of Non-GAAP Financial Measures

		For the quarter ended			For the nine months ended
		September 30,	June 30,	September 30,	September 30,
	(Amounts in thousands)	2011	2011	2010	2011	2010

	Net Income to Free Cash Flow;
	Net Cash Provided by Operating Activities

	Net income	$22,320	$33,844	$29,684	$112,360	$109,095

	Add back:
	Depreciation and amortization	351,907	358,986	339,894	1,062,150	540,917
	Income tax expense (benefit)	(6,948)	37,190	40,358	66,809	88,752
	Acquisition and integration costs	67,412	20,264	78,533	100,899	125,867
	Pension/OPEB costs (non-cash) (1)	5,955	5,281	12,065	22,515	24,224
	Stockbased compensation	3,052	4,093	4,702	10,729	9,930

	Subtract:
	Cash paid (received) for income taxes (refunds)	(43,450)	18,257	4,847	(16,247)	4,042
	Other income, net	749	(535)	2,315	7,068	17,069
	Capital expenditures - Business operations (2)	222,530	210,505	159,010	636,569	252,360
	Free cash flow	263,869	231,431	339,064	748,072	625,314

	Add back:
	Deferred income taxes	(30,914)	23,389	3,856	20,219	10,092
	Non-cash (gains)/losses, net	12,422	5,638	26,056	29,924	40,020
	Other income, net	749	(535)	2,315	7,068	17,069
	Cash paid (received) for income taxes (refunds)	(43,450)	18,257	4,847	(16,247)	4,042
	Capital expenditures - Business operations (2)	222,530	210,505	159,010	636,569	252,360

	Subtract:
	Changes in current assets and liabilities	(52,688)	71,740	(169,110)	(48,001)	(186,046)
	Income tax expense (benefit)	(6,948)	37,190	40,358	66,809	88,752
	Acquisition and integration costs	67,412	20,264	78,533	100,899	125,867
	Pension/OPEB costs (non-cash) (1)	5,955	5,281	12,065	22,515	24,224
	Stockbased compensation	3,052	4,093	4,702	10,729	9,930
	Net cash provided by operating activities	$408,423	$350,117	$568,600	$1,272,654	$886,170

(1)
Includes pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $14.8 million, $15.3 million and $20.9 million for the quarters ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively, less cash pension contributions and certain OPEB costs of $8.8 million, $10.0 million and $8.8 million for the quarters ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively. Includes pension and OPEB expense, net of capitalized amounts, of $45.9 million and $40.2 million for the nine months ended September 30, 2011 and 2010, respectively, less cash pension contributions and certain OPEB costs of $23.4 million and $16.0 million for the nine months ended September 30, 2011 and 2010, respectively.

(2)	Excludes capital expenditures for integration activities.

											Schedule B
	Frontier Communications Corporation
	Reconciliation of Non-GAAP Financial Measures

		For the quarter ended September 30, 2011					For the quarter ended September 30, 2010
	(Amounts in thousands)
			Acquisition		Severance			Acquisition		Severance
			and	Non-cash	and Early			and	Non-cash	and Early
	Operating Cash Flow and	As	Integration	Pension/OPEB	Retirement	As	As	Integration	Pension/OPEB	Retirement	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$180,291	$67,412	$5,955	$3,597	$257,255	$234,045	$78,533	$12,065	$6,945	$331,588

	Add back:
	Depreciation and
	amortization	351,907	-	-	-	351,907	339,894	-	-	-	339,894
	Operating cash flow	$532,198	$67,412	$5,955	$3,597	$609,162	$573,939	$78,533	$12,065	$6,945	$671,482

	Revenue	$1,290,939				$1,290,939	$1,402,968				$1,402,968

	Operating income margin
	(Operating income divided
	by revenue)	14.0%				19.9%	16.7%				23.6%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	41.2%				47.2%	40.9%				47.9%

		For the quarter ended June 30, 2011

			Acquisition		Severance
			and	Non-cash	and Early
	Operating Cash Flow and	As	Integration	Pension/OPEB	Retirement	As
	Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted

	Operating Income	$238,280	$20,264	$5,281	$10,959	$274,784

	Add back:
	Depreciation and
	amortization	358,986	-	-	-	358,986
	Operating cash flow	$597,266	$20,264	$5,281	$10,959	$633,770

	Revenue	$1,322,255				$1,322,255

	Operating income margin
	(Operating income divided
	by revenue)	18.0%				20.8%

	Operating cash flow margin
	(Operating cash flow divided
	by revenue)	45.2%				47.9%

(1)
Includes pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $14.8 million, $15.3 million and $20.9 million for the quarters ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively, less cash pension contributions and certain OPEB costs of $8.8 million, $10.0 million and $8.8 million for the quarters ended September 30, 2011, June 30, 2011 and September 30, 2010, respectively.

										Schedule B
										(continued)
Frontier Communications Corporation
Reconciliation of Non-GAAP Financial Measures

	For the nine months ended September 30, 2011					For the nine months ended September 30, 2010
(Amounts in thousands)
		Acquisition		Severance			Acquisition		Severance
		and	Non-cash	and Early			and	Non-cash	and Early
Operating Cash Flow and	As	Integration	Pension/OPEB	Retirement	As	As	Integration	Pension/OPEB	Retirement	As
Operating Cash Flow Margin	Reported	Costs	Costs (1)	Costs	Adjusted	Reported	Costs	Costs (1)	Costs	Adjusted

Operating Income	$669,164	$100,899	$22,515	$14,641	$807,219	$532,318	$125,867	$24,224	$7,658	$690,067

Add back:
Depreciation and
amortization	1,062,150	-	-	-	1,062,150	540,917	-	-	-	540,917
Operating cash flow	$1,731,314	$100,899	$22,515	$14,641	$1,869,369	$1,073,235	$125,867	$24,224	$7,658	$1,230,984

Revenue	$3,959,891				$3,959,981	$2,438,954				$2,438,954

Operating income margin
(Operating income divided
by revenue)	16.9%				20.4%	21.8%				28.3%

Operating cash flow margin
(Operating cash flow divided
by revenue)	43.7%				47.2%	44.0%				50.5%

(1) Includes pension and other postretirement benefit (OPEB) expense, net of capitalized amounts, of $45.9 million and $40.2 million for the nine months ended September 30, 2011 and 2010, respectively, less cash pension contributions and certain OPEB costs of $23.4 million and $16.0 million for the nine months ended September 30, 2011 and 2010, respectively.